EXHIBIT 10.18

                  SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE

                                    AGREEMENT




                            DATED AS OF JUNE 7, 2006

                                      AMONG

                        STATSURE DIAGNOSTIC SYSTEMS, INC.

                                       AND

                       THE PURCHASERS LISTED ON EXHIBIT A




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                                TABLE OF CONTENTS
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ARTICLE I Purchase and Sale of Preferred Stock....................................................................1

         Section 1.1       Purchase and Sale of Stock.............................................................1
         Section 1.2       Warrants...............................................................................1
         Section 1.3       Conversion Shares......................................................................1
         Section 1.4       Purchase Price and Closing.............................................................2

ARTICLE II Representations and Warranties.........................................................................2

         Section 2.1       Representations and Warranties of the Company..........................................2
         Section 2.2       Representations and Warranties of the Purchasers......................................12

ARTICLE III Covenants............................................................................................15

         Section 3.1       Securities Compliance.................................................................15
         Section 3.2       Registration and Listing..............................................................15
         Section 3.3       Inspection Rights.....................................................................15
         Section 3.4       Compliance with Laws..................................................................16
         Section 3.5       Keeping of Records and Books of Account...............................................16
         Section 3.6       Reporting Requirements................................................................16
         Section 3.7       Amendments............................................................................16
         Section 3.8       Other Agreements......................................................................17
         Section 3.9       Distributions.........................................................................17
         Section 3.10      Status of Dividends...................................................................17
         Section 3.11      Use of Proceeds.......................................................................18
         Section 3.12      Reservation of Shares.................................................................18
         Section 3.13      Transfer Agent Instructions...........................................................18
         Section 3.14      Disposition of Assets.................................................................19
         Section 3.15      Reporting Status......................................................................19
         Section 3.16      Disclosure of Transaction ............................................................19
         Section 3.17      Disclosure of Material Information....................................................19
         Section 3.18      Pledge of Securities..................................................................19
         Section 3.19      Form SB-2 Eligibility.................................................................20
         Section 3.20      Intentionally Left Blank..............................................................20
         Section 3.21      Subsequent Financings.................................................................20


ARTICLE IV Conditions............................................................................................21

         Section 4.1       Conditions Precedent to the Obligation of the Company to Sell the Shares..............21
         Section 4.2       Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares.......22
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ARTICLE V Stock Certificate Legend...............................................................................24

         Section 5.1       Legend................................................................................24

ARTICLE VI Indemnification.......................................................................................25

         Section 6.1       General Indemnity.....................................................................25
         Section 6.2       Indemnification Procedure.............................................................25

ARTICLE VII Miscellaneous........................................................................................28

         Section 7.1       Fees and Expenses.....................................................................28
         Section 7.2       Specific Enforcement, Consent to Jurisdiction.........................................28
         Section 7.3       Entire Agreement; Amendment...........................................................28
         Section 7.4       Notices...............................................................................29
         Section 7.5       Waivers...............................................................................30
         Section 7.6       Headings..............................................................................30
         Section 7.7       Successors and Assigns................................................................30
         Section 7.8       No Third Party Beneficiaries..........................................................30
         Section 7.9       Governing Law.........................................................................30
         Section 7.10      Survival..............................................................................30
         Section 7.11      Counterparts..........................................................................30
         Section 7.12      Publicity.............................................................................31
         Section 7.13      Severability..........................................................................31
         Section 7.14      Further Assurances....................................................................31
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             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

      This SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is dated June 7, 2006 by and among StatSure Diagnostic Systems, Inc., a Delaware corporation (the "Company"), and each of the Purchasers of shares of Series A Convertible Preferred Stock of the Company whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

      The parties hereto agree as follows:


                      Purchase and Sale of Preferred Stock

            Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, the number of shares of the Company's Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Shares"), at a purchase price of $1,000.00 per share, convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), in the amounts set forth opposite such Purchaser's name on Exhibit A hereto, subject to adjustment as described in the Certificate of Designation (as defined herein). The designation, rights, preferences and other terms and provisions of the Series A Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit B (the "Certificate of Designation"). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") or Section 4(2) of the Securities Act.

            Warrants. Upon the following terms and conditions, each Purchaser shall be issued one Series A Warrant, in substantially the form attached hereto as Exhibit C-1 (the "Warrants"), to purchase up to seventy-five percent (75%) of the number of shares of Common Stock issuable upon exercise of the total number of Preferred Shares purchased. The Warrants shall have a term of four and one-half (4 1/2) years, beginning one hundred and eighty one (181) days after the Closing, as defined below. The Warrants have an exercise price of $1.50 per share (the "Warrant Price") and shall be exercisable as stated in the Warrant. The number of shares of Common Stock issuable upon exercise of the Warrants issuable to each Purchaser is set forth opposite such Purchaser's name on Exhibit A attached hereto.

            Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred and ten percent (110%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares and exercise of the Warrants then outstanding. Any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (and such shares when issued) are herein referred to as the "Conversion Shares" and the "Warrant Shares", respectively. The Preferred Shares, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the "Shares".

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            Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Preferred Shares and the Warrants for an aggregate purchase price of Two Million Three Hundred Thousand Dollars ($2,300,000) (the "Purchase Price"). The closing of the purchase and sale of the Preferred Shares and the Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Law Offices of Louis E. Taubman, PC, 17 State Street, Suite 1610, New York, NY 10004 (the "Closing") at 10:00 a.m., New York time (i) on or before May 31, 2006; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the "Closing Date"). Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (x) a certificate for the number of Preferred Shares set forth opposite the name of such Purchaser on Exhibit A hereto, (y) its Warrants to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A attached hereto and (z) any other documents required to be delivered pursuant to Article IV hereof. At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer to an account designated by the Company.


                         Representations and Warranties

            Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

            Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries except as set forth in the Company's Form 10-KSB for the year ended December 31, 2005, including the accompanying financial statements (the "Form 10-KSB"), or in the Company's Form 10-QSB for the fiscal quarter ended March 31, 2006 (the "Form 10-QSB"), (collectively the "SEC Documents"). The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company's financial condition.

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            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), the Irrevocable Transfer Agent Instructions (as defined in
Section 3.12), the Certificate of Designation, and the Warrants (collectively, the "Transaction Documents") and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

            Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth in the SEC Documents hereto. All of the outstanding shares of the Common Stock and the Preferred Shares have been duly and validly authorized. Except as set forth in Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. There are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. The Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below). The Company has furnished or made available to the Purchasers true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws"). For the purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the business, operations, properties, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

            Issuance of Shares. The Preferred Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designation. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Certificate of Designation and the Warrants, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

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            No Conflicts. The execution, delivery and performance of the
Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designation and the consummation by the Company of the transactions contemplated herein and therein do not and will not
(i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing, any registration statement which may be filed pursuant hereto, and the Certificate of Designation); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

            Commission Documents, Financial Statements. The Company is required to file periodic and other reports pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein are also included when referring to the SEC Documents). The Company has delivered or made available to each of the Purchasers true and complete copies of the SEC Documents. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the times of their respective filings, the Form 10-KSB and the

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Form 10-QSB complied in all material respects with the requirements of the
Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Form 10-KSB and the Form 10-QSB contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            Subsidiaries. The SEC Documents set forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

            No Material Adverse Change. Since March 30, 2006, the Company has not experienced or suffered any Material Adverse Effect expect as disclosed in the SEC Documents.

            No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since March 31, 2006 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

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            No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

            Indebtedness. The SEC Documents set forth as of a recent date all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in the SEC Documents, neither the Company nor any subsidiary is in default with respect to any Indebtedness.

            Title to Assets. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the Form 10-KSB, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those disclosed in the Form 10-KSB or such that, individually or in the aggregate, do not cause a Material Adverse Effect. All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

            Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such.

            Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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            Taxes. Except as set forth on Schedule 2.1 (o) the Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

            Certain Fees. Except as set forth in Exhibit 2.1 (p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

            Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

            Operation of Business. The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations as set forth in the Form 10-KSB, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

            Environmental Compliance. The Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. The Form 10-KSB or Form 10-QSB describes all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its subsidiaries. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants

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or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. The Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

            Books and Record Internal Accounting Controls. The books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

            Material Agreements. Except for certain Distribution Agreements which contain conditions precedent to their effectiveness, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 or applicable form (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Preferred Shares, other preferred stock, if any, or its Common Stock.

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            Transactions with Affiliates. Except as set forth in the Commission
Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

            Securities Act of 1933. Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares and the Warrants under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares and the Warrants.

            Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Certificate of Designation with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

            Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. No officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

            Absence of Certain Developments. Except as set forth in the SEC Documents, since March 31, 2006, neither the Company nor any subsidiary has:

                  issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

                  borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

                  discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                  declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                  sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                  sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

                  suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                  made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                  made capital expenditures or commitments therefor that aggregate in excess of $100,000;

                  entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

                  made charitable contributions or pledges in excess of $25,000;

                  suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                  experienced any material problems with labor or management in connection with the terms and conditions of their employment;

                  effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

                  entered into an agreement, written or otherwise, to take any of the foregoing actions.

            Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Preferred Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(ac), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

            Dilutive Effect. The Company understands and acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designation and its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

            No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission's review and since September 1, 2005, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

            Sarbanes-Oxley Act. The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective, and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions to the Company.

            Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

            Transfer Agent. The name, address, telephone number, fax number, contact person and email address of the Company's transfer agent is American Stock Transfer and Trust Company, 59 maiden Lane, NYC 10038, 718 921 8200.

            Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

            Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

            Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Preferred Shares and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof.

            No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to purchase the Preferred Shares or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

            Acquisition for Investment. Each Purchaser is acquiring the Preferred Shares and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell the Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares or the Warrants to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, such Purchaser does not agree to hold the Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Shares or the Warrants at any time in accordance with Federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and the Warrants and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

            Status of Purchasers. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.

            Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

            No General Solicitation. Each Purchaser acknowledges that the Preferred Shares and the Warrants were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or
(ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

            Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

            General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

            Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

            Trading Activities. Each Purchaser's trading activities, including hedging transactions, short sales and other derivative transactions with respect to the Shares shall be in compliance with all applicable federal and state securities laws and applicable regulations, including Regulation M.


                                    Covenants

      The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

            Securities Compliance. The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Preferred Shares, Warrants, Conversion Shares and Warrant Shares as required under Regulation D, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares to the Purchasers or subsequent holders.

            Registration and Listing. The Company shall cause its Common Stock to be registered under Sections 12(b) or 12(g) of the Exchange Act at or prior to the effective date of the Registration Statement (as defined in the Registration Rights Agreement), to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

            Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Preferred Shares or shall beneficially own any Preferred Shares, or shall own Conversion Shares which, in the aggregate, represent more than 10% of the total combined voting power of all voting securities then outstanding, for purposes reasonably related to such Purchaser's interests as a stockholder to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors, and key employees.

            Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

            Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

            Reporting Requirements. If the Commission ceases making periodic reports filed under the Exchange Act available via the Internet, then at a Purchaser's request the Company shall furnish the following to such Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Preferred Shares or shall beneficially own any Shares:

            Quarterly Reports filed with the Commission on Form 10-QSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

            Annual Reports filed with the Commission on Form 10-KSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

            Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

            Amendments. The Company shall not amend or waive any provision of the Articles or Bylaws of the Company in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the Preferred Shares; provided, however, that any creation and issuance of another series of Junior Stock (as defined in the Certificate of Designation) or any other class or series of equity securities which by its terms shall rank on parity with the Preferred Shares shall not be deemed to materially and adversely affect such rights, preferences or privileges.

            Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document.

            Status of Dividends. The Company covenants and agrees that (i) no Federal income tax return or claim for refund of Federal income tax or other submission to the Internal Revenue Service (the "Service") will adversely affect the Preferred Shares, any other series of its Preferred Stock, or the Common Stock, and no deduction shall operate to jeopardize the availability to Purchasers of the dividends received deduction provided by Section 243(a)(1) of the Code or any successor provision, (ii) in no report to shareholders or to any governmental body having jurisdiction over the Company or otherwise will it treat the Preferred Shares other than as equity capital or the dividends paid thereon other than as dividends paid on equity capital unless required to do so by a governmental body having jurisdiction over the accounts of the Company or by a change in generally accepted accounting principles required as a result of action by an authoritative accounting standards setting body, and (iii) it will take no action which would result in the dividends paid by the Company on the Preferred Shares out of the Company's current or accumulated earnings and profits being ineligible for the dividends received deduction provided by
Section 243(a)(1) of the Code. The preceding sentence shall not be deemed to prevent the Company from designating the Preferred Stock as "Convertible Preferred Stock" in its annual and quarterly financial statements in accordance with its prior practice concerning other series of preferred stock of the Company. In the event that the Purchasers have reasonable cause to believe that dividends paid by the Company on the Preferred Shares out of the Company's current or accumulated earnings and profits will not be treated as eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision, the Company will, at the reasonable request of the Purchasers of 51% of the outstanding Preferred Shares, join with the Purchasers in the submission to the Service of a request for a ruling that dividends paid on the Shares will be so eligible for Federal income tax purposes, at the Purchasers expense. In addition, the Company will reasonably cooperate with the Purchasers (at Purchasers' expense) in any litigation, appeal or other proceeding challenging or contesting any ruling, technical advice, finding or determination that earnings and profits are not eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision to the extent that the position to be taken in any such litigation, appeal, or other proceeding is not contrary to any provision of the Code. Notwithstanding the foregoing, nothing herein contained shall be deemed to preclude the Company from claiming a deduction with respect to such dividends if
(i) the Code shall hereafter be amended, or final Treasury regulations thereunder are issued or modified, to provide that dividends on the Preferred Shares or Conversion Shares should not be treated as dividends for Federal income tax purposes or that a deduction with respect to all or a portion of the dividends on the Shares is allowable for Federal income tax purposes, or (ii) in the absence of such an amendment, issuance or modification and after a submission of a request for ruling or technical advice, the Service shall issue a published ruling or advise that dividends on the Shares should not be treated as dividends for Federal income tax purposes. If the Service specifically determines that the Preferred Shares or Conversion Shares constitute debt, the Company may file protective claims for refund.

            Use of Proceeds. The net proceeds from the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes, and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation except for patent litigation as disclosed in the SEC Documents.

            Reservation of Shares. So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred ten percent (110%) the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares and that number of additional shares as is necessary to issue dividends in shares of common stock.

            Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit E attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.12 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.12 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.12 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.12, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

            Disposition of Assets. So long as the Preferred Shares remain outstanding, neither the Company nor any Subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for sales to customers in the ordinary course of business or with the prior written consent of the holders of a majority of the Preferred Shares then outstanding.

            Reporting Status. So long as a Purchaser beneficially owns any of the Shares, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

            Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the "Press Release") as soon as practicable after the Closing but in no event later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing Date. The Company shall also file with the Commission a Current Report on Form 8-K (the "Form 8-K") describing the material terms of the transactions contemplated hereby (and attaching the Press Release as an exhibit thereto) as soon as practicable following the Closing Date but in no event more than two (2) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by the Purchasers. As soon as feasible after the public announcement of the transaction the Company completed with Inverness Medical Innovations, Inc. and Chembio Diagnostics, Inc., the Company shall file a Form 8-K/A (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Certificate of Designation, and the form of the Series A Warrant. "Trading Day" means any day during which the OTC Bulletin Board (or other principal exchange on which the Common Stock is traded) shall be open for trading.

            Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

            Pledge of Securities. The Company acknowledges and agrees that the Shares may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchasers' expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser.

            Form SB-2 Eligibility. The Company currently meets the "registrant eligibility" and transaction requirements set forth in the general instructions to Form SB-2 applicable to "resale" registrations on Form SB-2 and the Company shall file all reports required to be filed by the Company with the Commission in a timely manner.


            Intentionally Left Blank.


            Subsequent Financings.
            (a) For a period of one (1) year following the following the effective date of the registration statement providing for the resale of the Conversion Shares and the Warrant Shares, the Company covenants and agrees to promptly notify (in no event later than five (5) days after making or receiving an applicable offer) in writing (a "Rights Notice") the Purchasers of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a "Subsequent Financing"), of Common Stock or any debt or equity securities convertible, exercisable or exchangeable into Common Stock. The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the names and investment amounts of all investors participating in the Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall be within twenty (20) calendar days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide each Purchaser an option (the "Rights Option") during the ten (10) Trading Days following delivery of the Rights Notice (the "Option Period") to inform the Company whether such Purchaser will purchase that number of shares equal to such Purchaser's pro rata portion of the Company's Common Stock then outstanding on an as converted basis on the same, absolute terms and conditions as contemplated by such Subsequent Financing. If any Purchaser elects not to participate in such Subsequent Financing, the other Purchasers may participate on a pro-rata basis so long as such participation in the aggregate does not exceed the total Purchase Price hereunder. For purposes of this Section, all references to "pro rata" means, for any Purchaser electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the number of Conversion Shares plus the number of Warrant Shares held by such Purchaser on the date of the Rights Notice by (y) the total number of the Company's Common Stock outstanding, fully diluted on that same date. Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from the Purchasers within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided that all of the material terms and conditions of the closing are the same as those provided to the Purchasers in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur on that date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 3.20(a), including, without limitation, the delivery of a new Rights Notice. The provisions of this Section 3.20(a) shall not apply to issuances of securities in a Permitted Financing.

            (b) For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing. A "Permitted Financing" shall mean (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of this Agreement or issued pursuant to this Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Purchasers), (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not primarily for the purpose of raising capital (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Company's stock option plans and employee stock purchase plans outstanding as they exist on the date of this Agreement, and (v) Common Stock issued as payment of dividends on the Series A Preferred Stock, and (vi) any warrants issued to the placement agent and its designees for the transactions contemplated by the Purchase Agreement

            (c) For a period of one (1) year following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a "Variable Rate Transaction". The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price. Notwithstanding the foregoing, except for any equity line of credit or similar agreement referred to in subclause (ii) of this Section 3.20(c), the prohibition against Variable Rate Transactions shall not apply in connection with a transaction that contains a definite minimum price of $1.00 upon conversion or issuance below which such securities cannot be converted or issued.

            (d) For the period commencing on the Closing Date and ending on the date that is one hundred eighty (180) days following the effective date of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall not file any registration statement under the Securities Act, except to cover the shares issued in a Permitted Financing without the prior written consent of the Purchasers.


CONDITIONS

            Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Preferred Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            Accuracy of Each Purchaser's Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

            Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

            No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            Delivery of Purchase Price. The Purchase Price for the Preferred Shares and Warrants has been delivered to the Company at the Closing Date.

            Delivery of Transaction Documents. The Transaction Documents have been duly executed and delivered by the Purchasers to the Company.

            Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation hereunder of each Purchaser to acquire and pay for the Preferred Shares and the Warrants is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

            Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that are expressly made as of a particular date), which shall be true and correct in all respects as of such date.

            Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

            No Suspension, Etc. Trading in the Company's Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares.

            No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

            Certificate of Designation of Rights and Preferences. Prior to the Closing, the Certificate of Designation in the form of Exhibit B attached hereto shall have been filed with the Secretary of State of Delaware.

            Opinion of Counsel, Etc. At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of the Closing, in the form of Exhibit G hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to the Closing.

            Registration Rights Agreement. At the Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

            Certificates. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Preferred Shares and the Warrants being acquired by such Purchaser at the Closing (in such denominations as such Purchaser shall request).

            Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the "Resolutions").

            Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to one hundred and ten percent (110%) of the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares outstanding on the Closing Date and the number of Warrant Shares issuable upon exercise of the number of Warrants assuming such Warrants were granted on the Closing Date. The Company shall also have reserved that number of authorized and unissued shares of Common Stock necessary to issue dividends to the Series A Preferred shareholders in shares of Common Stock.

            Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

            Intentionally Left Blank.

            Secretary's Certificate. The Company shall have delivered to such Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Articles, (iii) the Bylaws, (iv) the Certificate of Designation, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

            Officer's Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

            Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.


                            Stock Certificate Legend

            Legend. Each certificate representing the Preferred Shares and the Warrants, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

            THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR STATSURE DIAGNOSTIC SYSTEMS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

            The Company agrees to reissue certificates representing any of the Conversion Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or the Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or "blue sky" laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares and Conversion Shares is then in effect and such request is in connection with a sale), the Company shall cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser's Prime Broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement) provided that the Company and the Company's transfer agent are participating in DTC through the DWAC system.


                                 Indemnification

            General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

            Indemnification Procedure. Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and
(b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  Miscellaneous

            Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all actual attorneys' fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Purchasers in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, which payment shall be made at Closing and shall not exceed $10,000, (ii) the filing and declaration of effectiveness by the Commission of the Registration Statement (as defined in the Registration Rights Agreement) and (iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. The Company shall also pay all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees and expenses.

            Specific Enforcement, Consent to Jurisdiction.

            The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Registration Rights Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

            Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the District of Massachusetts and the courts of the State of Massachusetts located in Middlesex County for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this
Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

            Entire Agreement; Amendment. This Agreement and the Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least seventy-five percent (75%) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

            Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

            If to the Company:      StatSure Diagnostic Systems, Inc.
                                    1 Clarks Hill Road
                                    Framingham, MA 01702
                                    Attention:
                                    Tel. No.: (508) 872-2625
                                    Fax No.:  (508) 872-2728

            with copies to:         SAMUEL M. KRIEGER,ESQ.
                                    Krieger & Prager LLP
                                    39 Broadway, Suite 920
                                    New York, NY 10006
                                    Tel: (212) 363-2900
                                    Fax: (212) 363-2999


            If to any Purchaser:    At the address of such Purchaser set forth
                                    on Exhibit A to this Agreement, with copies to Purchaser's counsel as set forth on Exhibit A or as specified in writing by such Purchaser with copies to (which copies shall not constitute notice) :
                                    Chardan Capital Markets, LLC
                                    17 State Street, 16th Floor
                                    New York, NY 10004
                                    Tel. No.: (212) 212 785 0916
                                    Fax: (212) 785 -1535

      Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

            Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

            No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

            Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing until the second anniversary of the Closing Date, except the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

            Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

            Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

            Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

            Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares, the Certificate of Designation, and the Registration Rights Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.


                                          STATSURE DIAGNOSTIC SYSTEMS, INC.



                                          By:______________________________
                                             Name:
                                             Title:



                                          PURCHASER



                                          By:______________________________
                                             Name:
                                             Title:

                                EXHIBIT A TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                        STATSURE DIAGNOSTIC SYSTEMS, INC.


NAMES AND ADDRESSES         NUMBER OF PREFERRED SHARES          DOLLAR AMOUNT OF
OF PURCHASERS               & WARRANTS PURCHASED                INVESTMENT
-------------               --------------------                ----------

                            Preferred Shares:                   $
                            Series A Warrants:

                                EXHIBIT B TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                        STATSURE DIAGNOSTIC SYSTEMS, INC.

                       FORM OF CERTIFICATE OF DESIGNATION

                               EXHIBIT C-1 TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                        STATSURE DIAGNOSTIC SYSTMES, INC.

                            FORM OF SERIES A WARRANT

                                EXHIBIT D TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                        STATSURE DIAGNOSTIC SYSTEMS, INC.

                      FORM OF REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT, dated as of May 31, 2006, (this "Agreement"), is made by and between STATSURE DIAGNOSTIC SYSTEMS, INC., a Delaware corporation (the "Company"), and each entity named on a signature page hereto (the "Purchasers").

            This Agreement is being entered into pursuant to the Series A Convertible Preferred Stock Purchase Agreement dated as of the date hereof among the Company and the Purchasers (the "Securities Purchase Agreement").

            In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

            1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Closing Date" shall mean the Initial Closing Date.

            (b) "Common Stock" means the Company's Common Stock, par value $0.001 per share.

            (c) "Conversion Shares" shall mean those shares of Common Stock issuable upon conversion of the Company's Series A Convertible Preferred Stock.

            (d) "Effective Date" means with respect to the Registration Statement the earlier of (A) the one hundred twentieth (120th) day following the Closing Date (or in the event the Registration Statement receives a "full review" by the United States Securities and Exchange Commission (the "SEC"), the one hundred fiftieth (150th) day following the Closing Date or (B) the date which is within Five (5) Business Days after the date on which the SEC informs the Company (i) that the SEC will not review the Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of the Registration Statement and the Company makes such request; provided that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

            (e) "Effectiveness Period" shall have the meaning set forth in
Section 3.

            (f) "Filing Date" means the thirtieth (30th) Business Day following the Closing Date; provided that, if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

            (g) "Initial Investor" and "Investor" means the holder or holders, as the case may be, from time to time of Registrable Securities.

            (h) "Payment Shares" means shares of Common Stock issued by the Company as provided in Section 2(b) below.

            (i) "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by a determination in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time; in each case where such determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

            (j) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

            (k) "Registrable Securities" means, collectively, (i) the shares of Common Stock issuable upon conversion of the Preferred Stock and any dividends payable thereon (ii) the shares of Common Stock issuable upon exercise of the Warrants and (iii) the Payment Shares.

            (l) "Registration Statement" means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

            (m) "Warrant Shares" shall mean those shares of Common Stock issuable upon exercise of the Warrants issued pursuant to the Securities Purchase Agreement.

            2. REGISTRATION.

            (A) MANDATORY REGISTRATION.

            (i) The Company shall prepare and file with the SEC, as soon as practicable after the Closing Date but no later than the Filing Date, either a Registration Statement or an amendment to an existing Registration Statement, registering for resale by the Investor a sufficient number of shares of Common Stock for the Initial Investors to sell the Registrable Securities, but in no event less than the number of shares equal to one hundred ten percent (110%) of the aggregate of (x) the number of Conversion Shares (assuming for such purposes that all Preferred Stock had been issued and converted) and (y) the number of Warrant Shares (assuming for such purposes that all Warrants had been issued and exercised). Unless otherwise specifically agreed to in writing in advance by the Initial Investor, the Registration Statement (W) shall include only the Registrable Securities, and (X) shall also state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock or exercise of the Warrants to prevent dilution resulting from stock splits, or stock dividends. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on or before the Effective Date.

            (B) PAYMENTS BY THE COMPANY.

            (i) If the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC by the Filing Date, the Company will make pay the Periodic Amount (as defined below) payment to the Initial Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b).

            (ii) If the Registration Statement covering the Registrable Securities is not effective by the relevant Effective Date, then the Company will make payments to the Initial Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b).

            (iii) The amount (the "Periodic Amount") to be paid by the Company to the Initial Investor shall be determined as of each Computation Date (as defined below) and such amount shall be equal to the Periodic Amount Percentage (as defined below) of the Purchase Price for all Preferred Stock for the period from the date following the relevant Filing Date or the Effective Date, as the case may be, to the first relevant Computation Date, and thereafter to each subsequent Computation Date. The "Periodic Amount Percentage" means (A) one percent (1%) of the Purchase Price of all Preferred Stock for the first Computation Date after the relevant Filing Date or Effective Date, as the case may be: and (B) one percent (1%) of the Purchase Price of all Preferred Stock to each Computation Date thereafter.

                  (iv) Each Periodic Amount will be payable by the Company, except as provided in the other provisions of this subparagraph (iv), in cash or other immediately available funds to the Investor (1) on the day after the Filing Date or the Effective Date, as the case may be, and (2) on the earlier of
(A) each thirtieth day thereafter, (B) the third business day after the date the Registration Statement is filed or is declared effective, or (C) the third business day after the Registration Statement has its restrictions removed after the relevant Effective Date, in each case without requiring demand therefor by the Investor.

                  (vi) The parties acknowledge that the damages which may be incurred by the Investor if the Registration Statement is not filed or declared effective by the Filing Date or the Effective Date, including if the right to sell Registrable Securities under a previously effective Registration Statement is suspended or the shares of the Company's stock are not listed on the Principal Trading Market, may be difficult to ascertain. The parties agree that the amounts payable pursuant to the foregoing provisions of this Section 2(b) represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages.

                  (vii) Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the filing or effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Initial Investor or its counsel.

                  (viii) "Computation Date" means (A) the date which is the earlier of (1) thirty (30) days after the Required Filing Date or any relevant Required Effective Date, as the case may be, or (2) the date after the Required Filing Date or Required Effective Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b) hereof) or is declared effective or (B) each date which is the earlier of (1) thirty (30) days after the previous Computation Date or (2) the date after the previous Computation Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b) hereof) or is declared effective.

            3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

            (a) Prepare promptly, and file with the SEC by the Filing Date a Registration Statement covering not less than the number of Registrable Securities provided in Section 2(a) above, and thereafter use its reasonable best efforts to cause such Registration Statement to become effective by the Effective Date and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

            (b) (i) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Effectiveness Period; (ii) respond as promptly as possible, but in no event later than thirty (30) days, to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Investors true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and, (iii) during the Effectiveness Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

            (c) Furnish to the Investors and their counsel, which shall initially be The Law Offices of Louis E. Taubman, P.C. ("Investor's Counsel"), copies of all documents proposed to be filed, which documents will be subject to the review of the Investors and Investor's Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of Investor's Counsel , to conduct a reasonable review of such documents. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Initial Investors holding a majority of the Registrable Securities or Investor's Counsel shall reasonably object in writing within three (3) Business Days of their receipt thereof;

            (d) Notify each Investor and Investor's Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than three
(3) business days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investors); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish Investor's Counsel with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(d) not later than one (1) business day in advance of the filing of such responses with the SEC so that each Investor and Investor's Counsel shall have the opportunity to comment thereon;

            (e) Furnish to each Investor and Investor's Counsel, without charge,
(i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor and subject to the provisions of Sections 3(i) and 4(b), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

            (f) As promptly as practicable after becoming aware thereof, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

            (g) As promptly as practicable after becoming aware thereof, notify each Investor who holds Registrable Securities (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and use reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, as promptly as possible, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

            (h) Comply with Regulation FD or any similar rule or regulation regarding the dissemination of information regarding the Company, and in furtherance of the foregoing, and not in limitation thereof, not disclose to the Investor any non-public material information regarding the Company;

            (i) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing that the effectiveness of the Registration Statement is suspended for any reason, whether due to a Potential Material Event or otherwise, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of such notice until such Investor receives written notice from the Company that such the effectiveness of the Registration Statement has been restored, whether because the Potential Material Event has been disclosed to the public or it no longer constitutes a Potential Material Event or otherwise; provided, however, that the Company may not so suspend the right to such holders of Registrable Securities during the periods the Registration Statement is required to be in effect other than during a Permitted Suspension Period (and the applicable provisions of Section 2(b) shall apply with respect to any such suspension other than during a Permitted Suspension Period). The term "Permitted Suspension Period" means up to two such suspension periods during any consecutive 12-month period, neither of which such period shall (i) be for more than fifteen (15) days or (ii) begin less than ten
(10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period);

            (j) Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the Principal Trading Market within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the Principal Trading Market;

            (k) Provide a transfer agent ("Transfer Agent") and registrar, which may be a single entity, for the Registrable Securities not later than the Effective Date;

            (l) Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request, and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the Transfer Agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel, which shall include, without limitation, directions to the Transfer Agent to issue certificates of Registrable Securities(including certificates for Registrable Securities to be issued after the Effective Date and replacement certificates for Registrable Securities previously issued) without legends or other restrictions;

            (m) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Investors and Investor's Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Initial Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject; and,

            (n) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

            4. OBLIGATIONS OF THE INVESTORS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

            (a) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

            (B) Each Investors agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(f) or 3(g), such Investor will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Investor's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by
Section 3(f) of 3(g), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

      5. EXPENSES OF REGISTRATION. (a) All reasonable expenses (other than underwriting discounts and commissions of the Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company, whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The Investors shall bear their own counsel fees.

            (B) Except as and to the extent specifically set forth in Schedule 5(b) attached hereto, neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

            6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor (each, an "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively referred to as "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to any Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Indemnified Party expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (II) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company or the amendment or supplement thereto made available by the Company; (III) be available to the extent such Claim is based on the delivery of a prospectus by the Investor after receiving notice from the Company under Section 3(f), (g) or (h) hereof (other than a notice regarding the effectiveness of the Registration Statement or any amendment or supplement thereto), or (IV) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Investor will indemnify the Company and its officers, directors and agents (each, an "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement or the amendment or supplement thereto, subject to such limitations and conditions as are applicable to the indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section
9. Notwithstanding anything to the contrary contained herein, each Investor shall be liable under this Section 6(a) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.

            (b) Promptly after receipt by an Indemnified Party under this
Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Party or the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party provided such counsel is of the opinion that all defenses available to the Indemnified Party can be maintained without prejudicing the rights of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this
Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

            7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) except where the seller has committed fraud (other than a fraud by reason of the information included or omitted from the Registration Statement as to which the Company has not given notice as contemplated under Section 3 hereof) or intentional misconduct, contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

The indemnity and contribution agreements contained in Sections 7 and 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties pursuant to the law.

            8. REPORTS UNDER SECURITIES ACT AND EXCHANGE ACT. With a view to making available to Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without Registration ("Rule 144"), the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule144;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) if not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without Registration; and

            (d) at the request of any Investor holding Registrable Securities (a "Holder"), give its Transfer Agent instructions to the effect that, upon the Transfer Agent's receipt from such Holder of

      (i) a certificate (a "Rule 144 Certificate") certifying (A) that the Holder's holding period (as determined in accordance with the provisions of Rule 144) for the shares of Registrable Securities which the Holder proposes to sell (the "Securities Being Sold") is not less than (1) year and (B) as to such other matters as may be appropriate in accordance with Rule 144 under the Securities Act, and

      (ii) an opinion of counsel acceptable to the Company that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective Registration Statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent's books and records (except to the extent any such legend or restriction results from facts other than the identity of the Holder, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Holder). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

            9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights of each Investor hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Investor to any Person of all or a portion of the Preferred Stock, the Common Shares or the Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned,
(iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement. The rights to assignment shall apply to the Investors (and to subsequent) successors and assigns.

            10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding sixty-six and two-thirds (66 2/3%) percent of the Registrable Securities outstanding. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

            11. MISCELLANEOUS.

            (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

            (b) Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Securities Purchase Agreement, (i) if to the Company or to the Initial Investor, to their respective address contemplated by the Securities Purchase Agreement, and (ii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

            (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            (d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. The Company and the Investors agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in Middlex County, Massachusetts, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that Massachusetts is not the proper venue. The Company and the Investors irrevocably consent to personal jurisdiction in the state and federal courts of the state of Massachusetts. The Company and the Investors consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 11(d) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Investors hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement or the Securities Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury

            (e) If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

            (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission bearing the signature of the party so delivering this Agreement.

            (j) The Company acknowledges that any failure by the Company to perform its obligations under Section 2 (a) (b) and Section 3(a) hereof, or any delay in such performance could result in loss to the Investors, and the Company agrees that, in addition to any other liability the Company may have by reason of such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless the same is the result of force majeure. Neither party shall be liable for consequential damages.

            (k) If at any time when there is not an effective Registration Statement covering (i) Conversion Shares or (ii) Warrant Shares, the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each holder of Registrable Securities written notice of such determination and, if within thirty (30) days after receipt of such notice, or within such shorter period of time as may be specified by the Company in such written notice as may be necessary for the Company to comply with its obligations with respect to the timing of the filing of such registration statement, any such holder shall so request in writing, (which request shall specify the Registrable Securities intended to be disposed of by the Purchasers), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 5 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 11(k) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 11(k) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

            (l) This Agreement (including to the extent relevant the provisions of other Transaction Agreements) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                            COMPANY:

                                            STATSURE DIAGNOSTIC SYSTEMS, INC.


                                            By:______________________________
                                            Name:
                                            Title:


                                            _________________________________

                                            _________________________________
                                            [Print Name of Initial Investor]

                                            By:
                                            Name:
                                            Title:___________________________

                                EXHIBIT F TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                        STATSURE DIAGNOSTIC SYSTEMS, INC.

                 FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                        STATSURE DIAGNOSTIC SYSTEMS, INC.



                                                             As of June __, 2006


[Name and address of Transfer Agent]
Attn: _____________


LADIES AND GENTLEMEN:

      Reference is made to that certain Series A Convertible Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of May 31, 2006, by and among StatSure Diagnostic Systems, Inc., a Delaware corporation (the "COMPANY"), and the purchasers named therein (collectively, the "PURCHASERS") pursuant to which the Company is issuing to the Purchasers shares of its Series A Convertible Preferred Stock, par value $0.001 per share, (the "PREFERRED SHARES") and warrants (the "WARRANTS") to purchase shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"). This letter shall serve as our irrevocable authorization and direction to you provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the "CONVERSION SHARES") and exercise of the Warrants (the "WARRANT SHARES") to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Preferred Shares, a copy of the certificates (with the original certificates delivered to the Company) representing Preferred Shares being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such share certificates or the warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT"), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement or an electronic link to the filed Rule 424 Prospectus, and if the Purchaser or the Selling Broker represents in writing that the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement and that the Prospectus Delivery Requirements were met, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received those items and representations listed above, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR STATSURE DIAGNOSTIC SYSTEMS, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares and the Warrant Shares in the event a registration statement covering the Conversion Shares and the Warrant Shares is subject to amendment for events then current.

      A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

      Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.lease execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

                                           Very truly yours,

                                           STATSURE DIAGNOSTIC SYSTEMS, INC.


                                           By:______________________________
                                              Name:_________________________
                                              Title:________________________

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:_____________________
Name:___________________
Title:__________________
Date:___________________

                                    EXHIBIT I

                        STATSURE DIAGNOSTIC SYSTEMS, INC.
                                CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock of StatSure Diagnostic Systems, Inc. (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of StatSure Diagnostic Systems, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

      Date of Conversion:                        _______________________________

      Number of Preferred Shares to be converted:_____

      Stock certificate no(s). of Preferred Shares to be converted:_____

      The Common Stock have been sold pursuant to the Registration Statement (as defined in the Registration Rights Agreement): YES ____ NO____

Please confirm the following information:

      Conversion Price:                          _______________________________

      Number of shares of Common Stock to be
      issued:                                    _______________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the

Holder on the Date of Conversion: _________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

      Issue to:                                  _______________________________
                                                 _______________________________


      Facsimile Number:                          _______________________________

      Authorization:                             _______________________________
                                                 By:____________________________
                                                 Title:_________________________

                                   EXHIBIT II

                             FORM OF EXERCISE NOTICE

                                  EXERCISE FORM

                        STATSURE DIAGNOSTIC SYSTEMS, INC.


The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of StatSure Diagnostic Systems, Inc. covered by the within Warrant.

Dated: _________________            Signature  ___________________________

                                    Address    ___________________________
                                               ___________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the

Holder on the date of Exercise: _________________________


                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________            Signature  ___________________________

                                    Address    ___________________________
                                               ___________________________

                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________            Signature  ___________________________

                                    Address    ___________________________
                                               ___________________________

                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

                                   EXHIBIT III

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT


[Name and address of Transfer Agent]
Attn:  _____________

            Re:   STATSURE DIAGNOSTIC SYSTEMS, INC.

Ladies and Gentlemen:

      We are counsel to StatSure Diagnostic Systems, Inc., a Delaware corporation (the "COMPANY"), and have represented the Company in connection with that certain Series A Convertible Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of May 31, 2006, by and among the Company and the purchasers named therein (collectively, the "PURCHASERS") pursuant to which the Company issued to the Purchasers shares of its Series A Convertible Preferred Stock, par value $0.001 per share, (the "PREFERRED SHARES") and warrants (the "WARRANTS") to purchase shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), dated as of May 31, 2006, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ________________, 2006, the Company filed a Registration Statement on Form SB-2 (File No. 333-________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names each of the present Purchasers as a selling stockholder thereunder.

      In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                                         Very truly yours,

                                                         [COMPANY COUNSEL]


                                                         By:____________________


cc:   [LIST NAMES OF PURCHASERS]

                                EXHIBIT G TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                        STATSURE DIAGNOSTIC SYSTEMS, INC.

                           FORM OF OPINION OF COUNSEL

            1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

            2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Transaction Documents have been duly executed and delivered, and the Preferred Stock and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants are not subject to any preemptive rights under the Articles of Incorporation or the Bylaws.

            3. The Preferred Stock and the Warrants have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, have been duly authorized and reserved for issuance, and, when delivered upon conversion or against payment in full as provided in the Certificate of Designation and the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

            4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants do not (i) violate any provision of the Articles of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

            5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Preferred Stock, the Warrants or the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants other than the Certificate of Designation and the Registration Statement.

            6. There is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

            7. The offer, issuance and sale of the Preferred Stock and the Warrants and the offer, issuance and sale of the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants pursuant to the Purchase Agreement, the Certificate of Designation and the Warrants, as applicable, are exempt from the registration requirements of the Securities Act.

            8. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.


                                                          Very truly yours,